Core Industries Inc
500 North Woodward Avenue
Bloomfield Hills, MI 48304



October 25, 1994



Securities and Exchange Commission
Washington, DC 20549

Re:   Core Industries Inc
      Form S-8 Registration Statement

Gentlemen/Ladies:

Enclosed herewith is our Form S-8 Registration Statement.

If you have any questions or require anything further, please telephone me at
(810) 901-1570.

Very truly yours,

CORE INDUSTRIES INC



By:   /s/ THOMAS G. HOOPER
      --------------------
      Thomas G. Hooper


As filed with the Securities and Exchange Commission on October 25, 1994
                                                Registration No. 33______
- -------------------------------------------------------------------------
- -------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------
                               CORE INDUSTRIES INC
             (Exact name of registrant as specified in its charter)

Nevada                                          38-1052434
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                  Identification No.)

P. O. Box 2000, Bloomfield Hills, Michigan      48304
(Address of Principal Executive Offices)        (Zip Code)

                 CORE INDUSTRIES INC 401(K) PROFIT SHARING PLAN
           CORE INDUSTRIES INC PENSION PLAN FOR PIONEER INDUSTRIES AND
                      SUNFLOWER MANUFACTURING COMPANY, INC.
               FETERL MANUFACTURING CO. EMPLOYEES' RETIREMENT PLAN
        UNIVERSAL INDUSTRIAL PRODUCTS, A DIVISION OF CORE INDUSTRIES INC,
                      EMPLOYEES' 401(K) PROFIT SHARING PLAN
                AMPROBE INSTRUMENT DIVISION, CORE INDUSTRIES INC
                           EMPLOYEES' RETIREMENT PLAN
             MUELLER STEAM SPECIALTY DIVISION OF CORE INDUSTRIES INC
                         EMPLOYEES' PROFIT SHARING PLAN
               MUELLER STEAM SPECIALTY 401(K) PROFIT SHARING PLAN
                      GSE, INC. 401(K) PROFIT SHARING PLAN
                            (Full title of the plans)

                                 David R. Zimmer
                             500 N. Woodward Avenue
                           Bloomfield Hills, MI 48304
                     (Name and address of agent for service)

                                 (810) 642-3400
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

 --------------------------------------------------------------------------
 --------------------------------------------------------------------------
                                       Proposed   Proposed
                                       maximum    maximum
 Title of                              offering   aggregate   Amount of
 securities to be    Amount to be      price per  offering    registration
 registered          registered        share      price       fee
 --------------------------------------------------------------------------
 Common Stock (1)    300,000 shares    $9.25      $2,775,000.00  $956.90

 --------------------------------------------------------------------------
 --------------------------------------------------------------------------

(1) $1.00 par value per share (the "Common Stock"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Calculated pursuant to Rule 457(h) for the purpose of computing the registration fee and based on the average of the high and low prices of the Common Stock, as traded on the New York Stock Exchange, Inc., on October 24, 1994.

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.     PLAN INFORMATION.*

ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      The documents listed below are incorporated by reference in this registration statement:

      1. Annual Report of Core Industries Inc (the "Registrant") on Form 10-K for the fiscal year ended August 31, 1993 as filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      2. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended August 31, 1993.

      3. The description of the Registrant's Common Stock included in the Prospectus under the caption "Description of Common Stock" on page 15 of the Registrant's Prospectus, dated January 17, 1969, filed with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act") as part of its Registration Statement on Form S-1 (file no. 2-31403), including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant or by any of the plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Nevada Private Corporation Law authorizes a corporation, under certain circumstances, to indemnify its directors and officers (including reimbursement for expenses incurred). The Registrant has provided in its Restated Articles of Incorporation for indemnification to the extent permitted by the Nevada statute. The Registrant maintains directors' and officers' liability insurance with an aggregate limit on liability of $1,000,000.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.     EXHIBITS.

      23.1  Consent of Deloitte & Touche LLP.

      24.1 Powers of Attorney (included after the signature of the Registrant contained on page 5 of this Registration Statement).

      27    Financial Data Schedule



      No opinion of counsel as to the legality of the securities being registered is required because the plans will not acquire original issuance securities. The Registrant hereby undertakes to submit the plans and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plans.

ITEM 9.     UNDERTAKINGS.

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporation by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      The Registrant    Pursuant to the requirements of the Securities Act of
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 25, 1994.

                              CORE INDUSTRIES INC

                  By:  /s/    DAVID R. ZIMMER
                              David R. Zimmer, President

      The Plan Sponsor Pursuant to the requirements of the Securities Act of 1933, the Plan Sponsor has duly caused this Registration to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 25, 1994.

                              CORE INDUSTRIES INC

                  By:  /s/    LAWRENCE J. MURPHY
                              Lawrence J. Murphy, Executive Vice President

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of CORE INDUSTRIES INC, a Nevada corporation (the "Company"), hereby constitutes and appoints David R. Zimmer and Lawrence J. Murphy, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each with the power of substitution for him in any and all capacities, with full power and authority in said attorneys-in-fact and agents and in any one or more of them, to sign, execute and affix his seal thereto and file the proposed registration statement on Form S-8 to be filed by the Company under the Securities Act of 1933, as amended, which registration statement relates to the registration and issuance of the Company's Common Stock, $1.00 par value per share, pursuant to the Core Industries Inc 401(k) Profit Sharing Plan; Core Industries Inc Pension Plan for Pioneer Industries and Sunflower Manufacturing Company, Inc.; Feterl Manufacturing Co. Employees' Retirement Plan; Universal Industrial Products, a Division of Core Industries Inc, Employees' 401(k) Profit Sharing Plan; Amprobe Instrument Division, Core Industries Inc Employees' Retirement Plan; Mueller Steam Specialty Division of Core Industries Inc Employees' Profit Sharing Plan; Mueller Steam Specialty 401(k) Profit Sharing Plan; GSE, Inc. 401(k) Profit Sharing Plan, and any of the documents relating to such registration statement; any and all amendments to such registration statement, including any amendment thereto changing the amount of securities for which registration is being sought, and any post-effective amendment, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by
virtue hereof.    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

 Signature                    Title                            Date
 --------------------------   ----------------------------     --------------
 /s/ DAVID R. ZIMMER          President, CEO and Dir.          October 25, 1994
 ---------------------------  (Principal Exec. Officer)
     David R. Zimmer

 /s/ LAWRENCE J. MURPHY       Exec. V. P., Secretary           October 25, 1994
 ---------------------------  and Director
     Lawrence J. Murphy

 /s/ RAYMOND H. STEBEN, JR.   V. P. and CFO                    October 25, 1994
 ---------------------------  (Principal Financial Officer)
     Raymond H. Steben, Jr.

 /s/ THOMAS G. HOOPER         Treasurer and Controller         October 25, 1994
 ---------------------------
     Thomas G. Hooper

 /s/ JAY A. ALIX              Director                         October 25, 1994
 ---------------------------
     Jay A. Alix

 /s/ RICHARD P. KUGHN         Director                         October 25, 1994
 ---------------------------
     Richard P. Kughn

 /s/ HAROLD M. MARKO          Director                         October 25, 1994
 ---------------------------
     Harold M. Marko

                                INDEX TO EXHIBITS

 Exhibit
 Number    Exhibit                                                   Page No.
 -------   ------------------------------------------------          --------
 23.1      Consent of Deloitte & Touche LLP                           8

 24.1 Powers of Attorney (included after the signature of the Registrant contained on page 5 of this Registration Statement

 27        Financial Data Schedule                                    9

EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Core Industries Inc on Form S-8 of the report of Deloitte & Touche dated October 21, 1993 appearing in the Annual Report on Form 10-K of Core Industries Inc for the year ended August 31, 1993.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP


Detroit, Michigan
October 25, 1994


EXHIBIT 27


                             FINANCIAL DATA SCHEDULE

                               Core Industries Inc
                          Summary of Sales and Earnings
                                     Three Months Ended        Year Ended
                                       August 31, 1994       August 31, 1994
Net sales                               $55,274,000           $219,454,000

 Cost of sales, exclusive of
    depreciation and amortization        $38,238,000           $154,278,000
 Depreciation and amortization             1,372,000              5,182,000
 Selling, general and admin.
    expense                               10,388,000             41,591,000
 Interest expense                          1,148,000              4,570,000

 Other income                               (121,000)            (2,223,000)
                                         $51,025,000           $203,398,000
 Earnings before taxes on income         $ 4,249,000           $ 16,056,000

 Taxes on income                           1,740,000              6,050,000
 Net earnings                            $ 2,509,000           $ 10,006,000
 Net earnings per common share                  $.25                  $1.02

                             Condensed Balance Sheet
                                                           August 31, 1994
 Current assets:
 Cash and cash equivalents                                     $14,643,000
    Accounts receivable, less
       collection allowances of
       $960,000                                                 47,444,000

    Inventories                                                 48,863,000
    Prepaid expenses                                               808,000
    Deferred taxes on income                                     2,027,000

                                                              $113,785,000
 Current liabilities                                            31,084,000
 Working capital                                              $ 82,701,000
 Property, plant and equipment,
    net of depreciation                                         27,384,000

 Other assets                                                   15,218,000
 Long-term debt less amount
        due in one year                                        (41,608,000)
 Deferred taxes on income                                       (1,770,000)

 Accrued postretirement benefits                                (2,908,000)
 Stockholders' equity                                         $ 79,017,000